UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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ONESPAN INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 20, 2021, OneSpan Inc. (the “Company”) issued a press release in connection with the Company’s 2021 annual meeting of stockholders. A copy of the press release can be found below.

* * * *

OneSpan Details Progress on Ongoing Transformation and Highlights Strength of Refreshed Board of Directors in New Investor Presentation

Multi-year transformation is on-track and driving financial results and stockholder value

Director skills and experience are aligned with evolution of business

After an ever-changing list of demands, Legion Partners now has virtually no strategy or operational suggestions to improve OneSpan and has suddenly abandoned its primary demand in this campaign

Stockholders urged to vote on the BLUE proxy card “FOR” ALL of OneSpan’s nine highly qualified directors

CHICAGO, May 20, 2021 -- OneSpan Inc. (NASDAQ: OSPN), the global leader in securing remote banking transactions, today shared a detailed investor presentation that highlights the progress the Company has made transitioning from a hardware-centric technology company to a recurring revenue, software-based trusted identity solutions business under the oversight of its engaged Board of Directors. The presentation also addresses the ever-changing and misguided rationale for the campaign being carried out by Legion Partners Holdings, LLC (together with its affiliates, “Legion”) to replace half of OneSpan’s independent directors.

OneSpan urges stockholders to review the presentation and vote on the BLUE proxy card “FOR” ALL of the Company’s director nominees at its upcoming annual meeting, scheduled to be held on June 9, 2021.

Highlights from the presentation include:

OneSpan has been successfully executing a multi-year transformation to become a trusted identity solutions provider.

•	Over the course of the past three years, OneSpan has evolved its portfolio of solutions and reallocated resources to meet the needs and demands of its customers and seize opportunities in the market.
•	The addition of multiple cloud-based security solutions has provided new growth and cross-selling opportunities and enabled the creation of more durable, diverse and recurring revenue streams.
•	As its business model has changed, OneSpan has introduced new metrics to highlight the strength of its performance and provide additional transparency to investors.

The Company’s transformation is driving results and delivering value for stockholders.

•	OneSpan’s transformation has positively impacted financial results – delivering 2020 Annual Recurring Revenue of $104 million, representing 29% growth over 2019, and improved margins.
•	OneSpan’s stock price has increased by more than 70% over the past three years as our transformation has taken place, exceeding the median of our peer group and broader market indices.[1]

The OneSpan Board has been proactively refreshed with new directors who bring skills and experience that fit OneSpan’s evolving business composition.

•	OneSpan’s Board has recruited six new independent directors to the Board in the last two years (five of whom remain on the Board), including five directors with current or recent executive experience at leading software and cloud-based businesses, most of whom also have experience providing solutions to financial services customers, a key market for OneSpan.
•	OneSpan’s strong governance, bolstered by an independent Chairman and a diverse Board, helps ensure that the Company’s culture, strategy and compensation are aligned with stockholder priorities.
•	The Board and its Finance and Strategy Committee regularly evaluate OneSpan’s capital allocation and business configuration for opportunities to further enhance value, including conducting a robust review of alternatives for its OneSpan Sign eSignature product line. Legion, which once demanded that OneSpan sell OneSpan Sign, has seemingly dropped its claim that the product line is not of “significant strategic importance” to OneSpan.

Legion’s proxy fight campaign was originally premised on the demand that OneSpan “commence a strategic review of the Hardware segment” – which was based on spreadsheet math, not real-world market dynamics – and which Legion has seemingly also dropped this week.

•	Contrary to Legion’s characterizations, OneSpan does not have a “Hardware segment” or a “Hardware business.” Hardware-based authentication remains integral to our authentication solutions and is used by more than half of OneSpan’s 200 largest customers, almost always in tandem with OneSpan’s mobile authentication solutions and combined server or cloud software.
•	Selling the hardware component of our authentication solutions would greatly hinder OneSpan’s ability to serve current customers and compete for new business – ultimately destroying value and customer relationships.

Legion has had a revolving door of suggestions that today includes virtually no actionable strategy or operational ideas; Legion’s campaign now rests on the thin (and misguided) recommendation that the Board “fix the stock.”

•	Legion has avoided accountability for its ill-conceived suggestions – each of which OneSpan has investigated thoroughly.
•	Legion regularly criticizes OneSpan regardless of what the Company does: when OneSpan acts without Legion, when it acts in response to Legion or when it reviews and determines not to accept a Legion suggestion.

Legion’s proxy contest is unnecessary, and its nominees would not bring additive skills to the Board.

•	OneSpan has engaged with Legion in more than 40 meetings and calls. We have adopted recommendations from our stockholders, including Legion, when they have made sense.
•	Despite Legion’s suggestion that OneSpan add additional cloud experience to the Board, Legion has only nominated one candidate with executive experience in a cloud-based software company, and Legion ignores the vastly more relevant experience of our Board, which includes six cloud-based business executives.
•	Legion’s personal attacks on our current directors are littered with false, misleading and irrelevant statements, and reflect a disregard for truth and transparency.

OneSpan’s Board continues to urge stockholders to vote on the BLUE proxy card “FOR” ALL of our highly qualified and experienced director nominees.

The investor presentation, as well as other important information related to OneSpan’s annual meeting, can be found at OneSpanValue.com.

If you have questions, need assistance in voting your shares or wish to change a prior vote, please contact:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, NY 10018

Call Collect: (212) 929-5500

or

Call Toll-Free: (800) 322-2885

Email: OneSpan@mackenziepartners.com

REMEMBER: Simply discard any white proxy card you may receive from Legion. OneSpan’s Board does not endorse any of Legion’s nominees, and we urge you NOT to submit any vote using Legion’s white proxy card, even as a protest vote. Voting to “WITHHOLD” with respect to any of Legion’s nominees on a white proxy card sent to you by Legion is not the same as voting “FOR” the Board’s nominees on the BLUE proxy card because a vote to “WITHHOLD” with respect to any of Legion’s nominees on its white proxy card will revoke any BLUE proxy you may have previously submitted.

1: Source: FactSet. Data as of April 30, 2021.

About OneSpan

OneSpan helps protect the world from digital fraud by establishing trust in people’s identities, the devices they use and the transactions they execute. We make digital banking accessible, secure, easy and valuable. OneSpan’s Trusted Identity platform and security solutions significantly reduce digital transaction fraud and enable regulatory compliance for more than half of the top 100 global banks and thousands of financial institutions around the world. Whether automating agreements, detecting fraud or securing financial transactions, OneSpan helps reduce costs and accelerate customer acquisition while improving the user experience. Learn more at OneSpan.com.

Copyright© 2021 OneSpan North America Inc., all rights reserved. OneSpan™ is a registered or unregistered trademark of OneSpan North America Inc. or its affiliates in the U.S. and other countries.

Important Additional Information and Where to Find It

OneSpan has filed a definitive proxy statement on Schedule 14A and accompanying BLUE proxy card and other relevant documents with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from the Company’s stockholders in connection with the Company’s 2021 annual meeting of stockholders (the “2021 Annual Meeting”). STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), ACCOMPANYING BLUE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain a copy of OneSpan’s definitive proxy statement and other documents filed by OneSpan with the SEC free of charge from the SEC’s website at www.sec.gov. In addition, copies will be available at no charge at https://www.OneSpan.com/ as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Investor Contact

Joe Maxa

Vice President of Investor Relations

+1-312-766-4009

joe.maxa@onespan.com

Media Contacts
Sarah Hanel
Global Director of Corporate Communications
+1-312-871-1729
sarah.hanel@onespan.com

Bryan Locke / Mike DeGraff / Danya Al-Qattan

Sard Verbinnen & Co.

+1-312-895-4700

OneSpan-SVC@sardverb.com